Exhibit 99.1

Fortune Brands Reports Strong Sales, Profit and EPS Growth in 4Q and Full Year 2021; Company Initiates 2022 Annual Outlook Reflecting Continued Market Outperformance and Margin Expansion

Highlights from operations:

  4Q and Full-Year 2021 sales increased 18 percent and 26 percent year-over-year, respectively, to $2.0 billion and $7.7 billion
  4Q and Full-Year 2021 EPS increased to $1.28 and $5.54; EPS before charges / gains increased 6 percent and 37 percent year-over-year, respectively, to $1.32 and $5.73
  Company introduces 2022 financial guidance, driven by a positive long-term outlook for housing, enhanced growth initiatives and further margin expansion

DEERFIELD, Ill.--(BUSINESS WIRE)--February 2, 2022--Fortune Brands Home & Security, Inc. (NYSE: FBHS, the “Company”, or “Fortune Brands”), an industry-leading home and security products company, today announced fourth quarter and full-year 2021 results.

“Our teams’ ability to execute, in any environment, enabled us to deliver strong results for our leading brands, channel partners and consumers. To produce these results during a challenging operating backdrop is extraordinary,” said Nicholas Fink, chief executive officer, Fortune Brands. “Demand remains robust across our portfolio, and we expect housing market strength to persist in 2022 and beyond. In 2021, we made tremendous progress towards our strategic objectives, including further development of our core Fortune Brands Advantage capabilities, to generate incremental investment dollars and accelerate our margin progression. We continue to create value across the portfolio and are positioned to continue to outperform as we further invest in our brands, innovation, digital capabilities and people. I am very excited for the future of the Company and all the good that we can create as we work toward our purpose – Fulfilling Dreams of Home.”

Fourth Quarter 2021

For the fourth quarter of 2021, sales were $2.0 billion, an increase of 18 percent over the fourth quarter of 2020. Earnings per share were $1.28, compared to $1.16 in the prior-year quarter, an increase of 10 percent. EPS before charges / gains were $1.32, compared to $1.25 the same quarter last year, an increase of 6 percent. Operating income was $260.5 million, compared to $233.2 million in the prior-year quarter, an increase of 12 percent. Operating income before charges / gains was $263.7 million, compared to $246.4 million the same quarter last year, up 7 percent. Operating margin was 13.3 percent, compared to 14.1 percent in the fourth quarter of 2020. Operating margin before charges / gains was 13.4 percent, compared to 14.8 percent in the fourth quarter of 2020.

For each segment in the fourth quarter of 2021, compared to the prior-year quarter:

  Plumbing sales increased 10 percent, or 9 percent excluding FX, led by U.S. wholesale and the House of Rohl. Operating margin before charges / gains was 20.8 percent.
  Outdoors & Security sales increased 40 percent, or 17 percent organically, driven by the addition of LARSON and double-digit sales growth in decking, doors and security. Operating margin before charges / gains was 15.9 percent.
  Cabinet sales increased 14 percent, driven by growth across products at all price points. Operating margin before charges / gains was 8.9 percent.

Full Year 2021

For the full year 2021, sales were $7.7 billion, an increase of approximately 26 percent over 2020. Earnings per share were $5.54 compared to $3.94 in the prior year, an increase of 41 percent. EPS before charges / gains were $5.73 versus $4.19 last year, an increase of 37 percent. Operating income was $1.1 billion, compared to $801.4 million in the prior year, an increase of 36 percent. Operating income before charges / gains was $1.1 billion, compared to $857.1 million during the previous year, up 30 percent. Operating margin was 14.2 percent, compared to 13.2 percent in 2020. Operating margin before charges / gains was 14.6 percent, up 50 basis points over full year 2020.

“Our teams’ performance was exemplary in 2021,” stated Patrick Hallinan, chief financial officer, Fortune Brands. “In spite of significant cost inflation, and labor and supply chain challenges, we produced 50 basis points of operating margin improvement. Further, we invested an incremental $85 million in brands, innovation and capabilities during the year. As we start 2022, we face headwinds similar to those present in 2021. However, we are confident we will overcome these headwinds and expect to outgrow the market and expand our margins. Our 2022 financial guidance reflects a continued strong market backdrop, share gains and continued margin progression. Our guidance also reflects attractive growth investments, which prioritize projects providing sustainable growth with accretive returns. We are optimistic about the year ahead and will remain agile in responding to any short-term headwinds that may materialize.”

Balance Sheet and Liquidity

At the end of the year, net debt was $2.2 billion and net debt to EBITDA was 1.7x. The Company had $472 million in cash and $730 million of availability under its revolving credit facility.

During the fourth quarter, the Company repurchased approximately $178 million in common stock and for the full year, repurchased approximately $448 million in common stock.

Annual Outlook for 2022

The Company expects to continue outperforming a fundamentally strong housing market. The Company expects full-year 2022 sales growth in the range of 5.5 percent to 7.5 percent based on the Company’s assumption of a total global market expanding by 3 percent to 5 percent, including growth in the U.S. home products market of approximately 4 percent to 6 percent.

The Company expects EPS before charges / gains to be in the range of $6.35 to $6.55.

For 2022, the Company expects to generate free cash flow of approximately $615 to $700 million.

“We expect the long-term expansion of housing to continue,” said Fink. “Demographic forces continue to support housing formation and growth, which will drive both single-family new construction and repair and remodel investment for a number of years. Existing housing stock is low and is aged, and homeowner equity is trillions of dollars higher compared to a year ago. Consumers are increasingly turning to products built with innovation, sustainability and purpose. Our portfolio of leading brands is squarely aligned with these trends, and we will continue to drive initiatives to fulfill our purpose.”

About Fortune Brands

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, IL., is a Fortune 500 company, part of the S&P 500 Index and a leader in the home products industry. With trusted brands and market leadership positions in each of its three operating segments, Plumbing, Outdoors & Security, and Cabinets, Fortune Brands’ 27,500 associates work with a purpose to fulfill the dreams of home.

The Company’s growing portfolio of complementary businesses and innovative brands include Moen and the House of Rohl within the Global Plumbing Group; outdoor living and security products from Therma-Tru, LARSON, Fiberon, Master Lock and SentrySafe; and MasterBrand Cabinets’ wide-ranging offerings from MANTRA, Diamond, Omega and many more. Visit www.FBHS.com to learn more about FBHS, its brands and how the Company is accelerating its environmental, social and governance (ESG) commitments.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding general business strategies, market potential, anticipated future financial performance, the potential of our brands and the housing market, and other matters. Statements preceded by, followed by or that otherwise include the words “believes”, “positioned”, “expects”, “estimates”, “plans”, “look to”, “outlook”, “intend”, and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements, including but not limited to general business and economic conditions; our reliance on the North American repair and remodel and new home construction activity levels; our reliance on key customers and suppliers; our ability to maintain our strong brands and to develop innovative products while maintaining our competitive positions; our ability to improve organizational productivity and global supply chain efficiency; our ability to obtain raw materials and finished goods in a timely and cost-effective manner; the impact of sustained inflation, including global commodity and energy availability and price volatility; the impact of trade-related tariffs and risks with uncertain trade environments or changes in government and industry regulatory standards; our ability to attract and retain qualified personnel and other labor constraints; the uncertainties relating to the impact of COVID-19 on the Company’s business and results; our ability to achieve the anticipated benefits of our strategic initiatives; our ability to successfully execute our acquisition strategy and integrate businesses that we have and may acquire; and the other factors discussed in our securities filings, including in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this release.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges / gains, operating income before charges / gains, organic sales, net sales excluding FX impact, operating margin before charges / gains, EBITDA before charges / gains, net debt, net debt to EBITDA before charges / gains, and free cash flow. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

Source: Fortune Brands Home & Security, Inc.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

Net Sales

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2021	2020	% Change		2021	2020	% Change
Net Sales (GAAP)				Net Sales (GAAP)
Plumbing	$703.6	$637.7	10	Plumbing	$2,761.2	$2,202.1	25
Outdoors & Security	514.4	366.5	40	Outdoors & Security	2,039.9	1,419.2	44
Cabinets	744.8	655.5	14	Cabinets	2,855.0	2,469.0	16
Total Net Sales	$1,962.8	$1,659.7	18	Total Net Sales	$7,656.1	$6,090.3	26

Quarter Operating Income

	Before Charges & Gains				GAAP

	Three Months Ended December 31,				Three Months Ended December 31,
Operating Income (Loss) Before Charges/Gains (a)	2021	2020	% Change	Operating Income (Loss)	2021	2020	% Change
Plumbing	$146.6	$138.7	6	Plumbing	$146.5	$137.3	7
Outdoors & Security	81.8	58.0	41	Outdoors & Security	80.1	57.8	39
Cabinets	66.5	76.1	(13)	Cabinets	65.1	72.6	(10)
Corporate expenses	(31.2)	(26.4)	18	Corporate expenses	(31.2)	(34.5)	(10)

Total Operating Income Before Charges/Gains	$263.7	$246.4	7	Total Operating Income (GAAP)	$260.5	$233.2	12

Earnings Per Share Before Charges/Gains (b)				Diluted EPS (GAAP)
Diluted	$1.32	$1.25	6	Diluted EPS	$1.28	$1.16	10

EBITDA Before Charges/Gains (c)	$313.3	$291.0	8	Net Income (GAAP)	$175.3	$163.6	7

Year to Date Operating Income

	Before Charges & Gains				GAAP

	Twelve Months Ended December 31,				Twelve Months Ended December 31,
Operating Income (Loss) Before Charges/Gains (a)	2021	2020	% Change	Operating Income (Loss)	2021	2020	% Change
Plumbing	$632.7	$489.6	29	Plumbing	$629.7	$467.9	35
Outdoors & Security	305.0	205.2	49	Outdoors & Security	291.9	201.3	45
Cabinets	287.2	256.0	12	Cabinets	279.3	235.7	18
Corporate expenses	(108.6)	(93.7)	16	Corporate expenses	(110.5)	(103.5)	7

Total Operating Income Before Charges/Gains	$1,116.3	$857.1	30	Total Operating Income (GAAP)	$1,090.4	$801.4	36

Earnings Per Share Before Charges/Gains (b)				Diluted EPS (GAAP)
Diluted	$5.73	$4.19	37	Diluted EPS	$5.54	$3.94	41

EBITDA Before Charges/Gains (c)	$1,308.2	$1,017.6	29	Net Income (GAAP)	$772.4	$554.4	39

(a) (b) (c) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (GAAP)
(In millions)
(Unaudited)

	December 31,	December 31,
	2021	2020

Assets
Current assets
Cash and cash equivalents	$471.5	$419.1
Accounts receivable, net	885.7	734.9
Inventories	1,193.8	867.2
Other current assets	193.5	187.3
Total current assets	2,744.5	2,208.5

Property, plant and equipment, net	1,009.5	917.4
Goodwill	2,465.1	2,394.8
Other intangible assets, net of accumulated amortization	1,383.8	1,420.3
Other assets	333.3	417.7
Total assets	$7,936.2	$7,358.7

Liabilities and equity
Current liabilities
Current portion of short term debt	$400.0	$-
Accounts payable	764.9	620.5
Other current liabilities	806.2	724.6
Total current liabilities	1,971.1	1,345.1

Long-term debt	2,309.8	2,572.2
Deferred income taxes	176.0	160.5
Other non-current liabilities	414.5	505.4
Total liabilities	4,871.4	4,583.2

Stockholders' equity	3,064.8	2,775.5
Total equity	3,064.8	2,775.5
Total liabilities and equity	$7,936.2	$7,358.7

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Twelve Months Ended December 31,
	2021	2020
Operating activities
Net income	$772.4	$554.4
Depreciation and amortization	189.1	163.5
Non-cash lease expense	42.5	37.4
Deferred taxes	1.7	(14.6)
Loss (gain) on equity investments	5.0	(6.6)
Asset impairment charges	-	26.1
Other non-cash items	55.4	54.5
Changes in assets and liabilities, net	(377.4)	11.0
Net cash provided by operating activities	$688.7	$825.7

Investing activities
Capital expenditures	$(214.2)	$(150.5)
Proceeds from the disposition of assets	1.9	1.6
Cost of acquisitions, net of cash acquired	5.2	(715.2)
Cost of investments in equity securities	-	(59.4)
Net cash used in investing activities	$(207.1)	$(923.5)

Financing activities
Increase in debt, net	$135.0	$385.0
Proceeds from the exercise of stock options	41.8	64.9
Treasury stock purchases	(447.7)	(187.6)
Dividends to stockholders	(143.0)	(133.3)
Other items, net	(14.7)	(17.4)
Net cash (used in) provided by financing activities	$(428.6)	$111.6

Effect of foreign exchange rate changes on cash	$(1.9)	$16.3

Net increase in cash and cash equivalents	$51.1	$30.1
Cash, cash equivalents and restricted cash* at beginning of period	425.0	394.9
Cash, cash equivalents and restricted cash* at end of period	$476.1	$425.0

FREE CASH FLOW	Twelve Months Ended December 31,		2022 Full Year
	2021	2020	Approximation

Free cash flow**	$518.2	$741.7	$615.0 - 700.0
Add:
Capital expenditures	214.2	150.5	375.0 - 425.0
Less:
Proceeds from the disposition of assets	1.9	1.6	7.0
Proceeds from the exercise of stock options	41.8	64.9	10.0
Cash flow from operations (GAAP)	$688.7	$825.7	$973.0 - 1,108.0

*Restricted cash of $1.3 million and $3.3 million is included in Other current assets and Other assets, respectively, as of December 31, 2021, restricted cash of $1.0 million and $4.9 million is included in Other current assets and Other assets, respectively, as of December 31, 2020.

** Free cash flow is cash flow from operations calculated in accordance with U.S. generally accepted accounting principles ("GAAP") less net capital expenditures (capital expenditures less proceeds from the disposition of assets including property, plant and equipment, and proceeds from the exercise of stock options). Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2021	2020	% Change	2021	2020	% Change

Net sales	$1,962.8	$1,659.7	18	$7,656.1	$6,090.3	26

Cost of products sold	1,271.9	1,052.0	21	4,909.1	3,925.9	25

Selling, general
and administrative expenses	412.9	364.2	13	1,579.0	1,282.6	23

Amortization of intangible assets	15.6	10.9	43	64.1	42.0	53

Asset impairment charges	-	-	-	-	22.5	(100)

Restructuring charges	1.9	(0.6)	417	13.5	15.9	(15)

Operating income	260.5	233.2	12	1,090.4	801.4	36

Interest expense	21.1	19.5	8	84.4	83.9	1

Other expense (income), net	0.2	0.1	100	0.9	(13.3)	107

Income before taxes	239.2	213.6	12	1,005.1	730.8	38

Income tax	63.9	47.1	36	232.7	168.8	38

Income after tax	$175.3	$166.5	5	$772.4	$562.0	37

Equity in losses of affiliate	-	2.9	(100)	-	7.6	(100)

Net income	$175.3	$163.6	7	$772.4	$554.4	39

Less: Noncontrolling interests	-	-	-	-	1.3	(100)

Net income attributable to Fortune Brands	$175.3	$163.6	7	$772.4	$553.1	40

Diluted earnings per common share
Net income	$1.28	$1.16	10	$5.54	$3.94	41

Diluted average number of shares outstanding	137.3	140.8	(3)	139.5	140.2	(1)

DILUTED EPS BEFORE CHARGES/GAINS RECONCILIATION

For the three months ended December 31, 2021, diluted EPS before charges/gains is net income less noncontrolling interests calculated on a diluted per-share basis, excluding $5.4 million ($5.9 million after tax or $0.04 per diluted share) of restructuring and other charges, including $2.2 million of mark-to-market expense classified in the other expense, net associated with the acquisition of the remaining outstanding shares of Flo, which occurred in January 2022, the impact from actuarial gains associated with our defined benefit plans of $0.2 million and a tax expense of $0.1 million.

For the twelve months ended December 31, 2021, diluted EPS before charges/gains is net income less noncontrolling interests calculated on a diluted per-share basis excluding $28.1 million ($22.9 million after tax or $0.17 per diluted share) of restructuring and other charges, including $2.2 million of mark-to-market expense classified in the other expense, net associated with the acquisition of the remaining outstanding shares of Flo, which occurred in January 2022, loss on equity investments of $4.5 million ($3.4 million net of tax or $0.02 per diluted share), the impact from actuarial losses associated with our defined benefit plans of $1.0 million ($0.7 million net of tax) and a net tax expense of $0.2 million.

For the three months ended December 31, 2020, diluted EPS before charges/gains is net income less noncontrolling interests calculated on a diluted per-share basis excluding $13.2 million ($10.4 million after tax or $0.08 per diluted share) of restructuring and other charges, the impact from actuarial losses associated with our defined benefit plans of $2.6 million ($1.9 million after tax or $0.01 per diluted share) and a net tax expense of $0.4 million.

For the twelve months ended December 31, 2020, diluted EPS before charges/gains is net income less noncontrolling interests calculated on a diluted per-share basis excluding $33.2 million ($27.1 million after tax or $0.19 per diluted share) of restructuring and other charges, asset impairment charges of $22.5 million ($17.6 million after tax or $0.13 per diluted share), gains on equity investments of $11.0 million ($8.3 million net of tax or $0.06 per diluted share), the impact from actuarial losses associated with our defined benefit plans of $3.2 million ($2.3 million after tax or $0.02 per diluted share) and a tax benefit of $3.8 million ($0.03 per diluted share).

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2021	2020	% Change	2021	2020	% Change

Earnings Per Common Share - Diluted
Diluted EPS Before Charges/Gains (b)	$1.32	$1.25	6	$5.73	$4.19	37

Restructuring and other charges	(0.04)	(0.08)	(50)	(0.17)	(0.19)	(11)
Asset impairment charges (d)	-	-	-	-	(0.13)	(100)
(Loss) gain on equity investments (e)	-	-	-	(0.02)	0.06	(133)
Defined benefit plan actuarial losses	-	(0.01)	(100)	-	(0.02)	(100)
Tax items	-	-	-	-	0.03	(100)

Diluted EPS (GAAP)	$1.28	$1.16	10	$5.54	$3.94	41

(b) (d) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions)
(Unaudited)

RECONCILIATION OF EBITDA BEFORE CHARGES/GAINS TO NET INCOME

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2021	2020	% Change	2021	2020	% Change

EBITDA BEFORE CHARGES/GAINS (c)	$313.3	$291.0	8	$1,308.2	$1,017.6	29

Depreciation*	$(32.2)	$(31.2)	3	$(121.1)	$(113.0)	7
Amortization of intangible assets	(15.6)	(10.9)	43	(64.1)	(42.0)	53
Restructuring and other charges	(5.4)	(13.2)	(59)	(28.1)	(33.2)	(15)
Interest expense	(21.1)	(19.5)	8	(84.4)	(83.9)	1
Asset impairment charges (d)	-	-	-	-	(22.5)	(100)
Equity in losses of affiliate	-	(2.9)	(100)	-	(7.6)	(100)
(Loss) gain on equity investments (e)	-	-	-	(4.5)	11.0	(141)
Defined benefit plan actuarial gains/(losses)	0.2	(2.6)	(108)	(0.9)	(3.2)	(72)
Income taxes	(63.9)	(47.1)	36	(232.7)	(168.8)	38

Net Income (GAAP)	$175.3	$163.6	7	$772.4	$554.4	39

* Depreciation excludes a benefit relating to the reversal of previously recorded accelerated depreciation expense of $0.1 million for the three months ended December 31, 2021. Depreciation excludes accelerated depreciation expense of ($3.9) million for the twelve months ended December 31, 2021. Depreciation excludes accelerated depreciation expense of ($4.5) million and ($8.5) million for the three and twelve months ended December 31, 2020, respectively. Accelerated depreciation is included in restructuring and other charges.

CALCULATION OF NET DEBT-TO-EBITDA BEFORE CHARGES/GAINS RATIO

As of December 31, 2021
Short-term debt **			$400.0
Long-term debt **			2,309.8
Total debt			2,709.8
Less:
Cash and cash equivalents **			471.5
Net debt (1)			$2,238.3
For the twelve months ended December 31, 2021
EBITDA before charges/gains (2) (c)			$1,308.2

Net debt-to-EBITDA before charges/gains ratio (1/2)			1.7

** Amounts are per the Unaudited Condensed Consolidated Balance Sheet as of December 31, 2021.

(c) (d) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2021	2020	% Change	2021	2020	% Change
Net Sales (GAAP)
Plumbing	$703.6	$637.7	10	$2,761.2	$2,202.1	25
Outdoors & Security	514.4	366.5	40	2,039.9	1,419.2	44
Cabinets	744.8	655.5	14	2,855.0	2,469.0	16
Total Net Sales	$1,962.8	$1,659.7	18	$7,656.1	$6,090.3	26

Operating Income (Loss)
Plumbing	$146.5	$137.3	7	$629.7	$467.9	35
Outdoors & Security	80.1	57.8	39	291.9	201.3	45
Cabinets	65.1	72.6	(10)	279.3	235.7	18
Corporate expenses	(31.2)	(34.5)	(10)	(110.5)	(103.5)	7

Total Operating Income (GAAP)	$260.5	$233.2	12	$1,090.4	$801.4	36

OPERATING INCOME BEFORE CHARGES/GAINS RECONCILIATION

Operating Income (Loss) Before Charges/Gains (a)
Plumbing	$146.6	$138.7	6	$632.7	$489.6	29
Outdoors & Security	81.8	58.0	41	305.0	205.2	49
Cabinets	66.5	76.1	(13)	287.2	256.0	12
Corporate expenses	(31.2)	(26.4)	18	(108.6)	(93.7)	16

Total Operating Income Before Charges/Gains (a)	263.7	246.4	7	1,116.3	857.1	30
Restructuring and other charges (1) (2)	(3.2)	(13.2)	(76)	(25.9)	(33.2)	(22)
Asset impairment charges (d)	-	-	-	-	(22.5)	(100)
Total Operating Income (GAAP)	$260.5	$233.2	12	$1,090.4	$801.4	36

(1) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs.

(2) "Other charges" represent pre-tax charges directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines, accelerated depreciation resulting from the closure of facilities and gains or losses on the sale of previously closed facilities. In total, we recognized charges of $1.3 million and $7.2 million for the three and twelve months ended December 31, 2021, respectively, and $5.7 million and $9.2 million for the three and twelve months ended December 31, 2020, respectively. In addition, in our Outdoors & Security segment, other charges also include an acquisition-related inventory step-up expense (LARSON) of $3.4 million classified in cost of products sold for the twelve months ended December 31, 2021.

At Corporate, other charges include $1.3 million of external costs directly related to evaluation of acquisition targets during the twelve months ended December 31, 2021. These external costs include expenditures for accounting, tax and other similar services. Also, other charges for the twelve months ended December 31, 2021 include $0.3 million for banking, legal, accounting and other similar services directly related to the acquisition of LARSON classified in selling, general and administrative expenses and a charge of $0.2 million for a loss on sale of a Corporate asset. Other charges for the three and twelve months ended December 31, 2020 include expenditures of $4.5 million for banking, legal, accounting and other similar services directly related to the acquisition of Larson classified in selling, general and administrative expenses and a charge of $3.6 million for an impairment of a Corporate asset.

(a) (d) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statements - GAAP to Before Charges/Gains Information
Three Months Ended December 31,
(In millions, except per share amounts)
(Unaudited)

		Before Charges/Gains Adjustments

		Restructuring and other	Defined benefit plan actuarial	Asset impairments	Loss on equity		Before Charges/Gains
	GAAP					Tax Items (2)
	(unaudited)	charges (1)	gains/(losses)		investment		(Non-GAAP)

2021	FOURTH QUARTER

Net Sales	$1,962.8	-	-	-	-	-

Cost of products sold	1,271.9	(0.8)	-	-	-	-
Selling, general & administrative expenses	412.9	(0.5)	-	-	-	-
Amortization of intangible assets	15.6	-	-	-	-	-
Restructuring charges	1.9	(1.9)	-	-	-	-

Operating Income	260.5	3.2	-	-	-	-	263.7

Interest expense	21.1	-	-	-	-	-
Other income (expense), net	0.2	(2.2)	0.2	-		-
Income before taxes	239.2	5.4	(0.2)	-	-	-	244.4

Income tax	63.9	(0.5)	-	-	-	(0.1)

Income after tax	$175.3	5.9	(0.2)	-	-	0.1	$181.1

Equity in losses of affiliate	-	-	-	-	-	-

Net Income	175.3	-	-	-	-	-

Less: Noncontrolling interests	-	-	-	-	-	-

Net income attributable to Fortune Brands	$175.3	5.9	(0.2)	-	-	0.1	$181.1

Diluted average number of shares outstanding	137.3						137.3

Diluted EPS	$1.28						$1.32

2020

Net Sales	$1,659.7	-	-	-	-	-

Cost of products sold	1,052.0	(5.7)	-	-	-	-
Selling, general & administrative expenses	364.2	(8.1)	-	-	-	-
Amortization of intangible assets	10.9	-	-	-	-	-
Restructuring charges	(0.6)	0.6	-	-	-	-

Operating Income	233.2	13.2	-	-	-	-	246.4

Interest expense	19.5	-	-	-	-	-
Other income (expense), net	0.1	-	(2.6)	-	-	-
Income before taxes	213.6	13.2	2.6	-	-	-	229.4

Income tax	47.1	3.2	0.7	-	-	(0.4)

Income after tax	$166.5	10.0	1.9	-	-	0.4	$178.8

Equity in losses of affiliate	2.9	-	-	-	(0.4)	-

Net Income	163.6	-	-	-	-	-

Less: Noncontrolling interests	-	-	-	-	-	-

Net income attributable to Fortune Brands	$163.6	10.0	1.9	-	0.4	0.4	$176.3

Diluted average number of shares outstanding	140.8						140.8

Diluted EPS	$1.16						$1.25

(1) Restructuring and other charges for the three months ended December 31, 2021 include a mark-to-market expense classified in the other expense, net associated with the acquisition of the remaining outstanding shares of Flo, which occurred in January 2022.

(2) Tax items for the three months ended December 31, 2021 and December 31, 2020 represent foreign exchange movement related to the impact of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) recorded in earlier periods.

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statements - GAAP to Before Charges/Gains Information
Twelve Months Ended December 31,
(In millions, except per share amounts)
(Unaudited)

		Before Charges/Gains Adjustments

		Restructuring	Defined benefit plan	Asset	(Loss) Gain on		Before
	GAAP	and other	actuarial losses	impairments	equity	Tax Items (2)	Charges/Gains
	(Unaudited)	charges (1)			investments		(Non-GAAP)

2021	YEAR TO DATE

Net Sales	$7,656.1	-	-	-	-	-

Cost of products sold	4,909.1	(9.1)	-	-	-	-
Selling, general & administrative expenses	1,579.0	(3.3)	-	-	-	-
Amortization of intangible assets	64.1	-	-	-	-	-
Restructuring charges	13.5	(13.5)	-	-	-	-

Operating Income	1,090.4	25.9	-	-	-	-	1,116.3

Interest expense	84.4	-	-	-	-	-
Other income (expense), net	0.9	(2.2)	(0.9)	-	(4.5)	-
Income before taxes	1,005.1	28.1	0.9	-	4.5	-	1,038.6

Income taxes	232.7	5.2	0.3	-	1.1	(0.2)

Income after tax	$772.4	22.9	0.6	-	3.4	0.2	$799.5

Equity in losses of affiliate	-	-	-	-	-	-

Net Income	772.4	-	-	-	-	-

Less: Noncontrolling interests	-	-	-	-	-	-

Net income attributable to Fortune Brands	$772.4	22.9	0.6	-	3.4	0.2	$799.5

Diluted average number of shares outstanding	139.5						139.5

Diluted EPS	$5.54						$5.73

2020

Net Sales	$6,090.3	-	-	-	-	-

Cost of products sold	3,925.9	(10.4)	-	-	-	-
Selling, general & administrative expenses	1,282.6	(6.9)	-	-	-	-
Amortization of intangible assets	42.0	-	-	-	-	-
Asset impairment charges	22.5	-	-	(22.5)	-	-
Restructuring charges	15.9	(15.9)	-	-	-	-

Operating Income	801.4	33.2	-	22.5	-	-	857.1

Interest expense	83.9	-	-	-	-	-
Other income (expense), net	(13.3)	-	(3.2)	-	11.0	-
Income before taxes	730.8	33.2	3.2	22.5	(11.0)	-	778.7

Income taxes	168.8	8.8	0.9	4.9	(2.7)	3.8

Income after tax	$562.0	24.4	2.3	17.6	(8.3)	(3.8)	$594.2

Equity in losses of affiliate	7.6	-	-	-	(1.4)	-

Net Income	554.4	-	-	-	-	-

Less: Noncontrolling interests (1)	1.3	(1.3)	-	-	-	-

Net income attributable to Fortune Brands	$553.1	25.7	2.3	17.6	(6.9)	(3.8)	$588.0

Diluted average number of shares outstanding	140.2						140.2

Diluted EPS	$3.94						$4.19

(1) Restructuring and other charges for the twelve months ended December 31, 2021 include a mark-to-market expense classified in the other expense, net associated with the acquisition of the remaining outstanding shares of Flo, which occurred in January 2022. Restructuring and other charges for the twelve months ended December 31, 2020 include noncontrolling interests share of restructuring and other charges in our China plumbing operations.

(2) Tax items for the twelve months ended December 31, 2021 represent foreign exchange movement related to the impact of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) recorded in earlier periods. Tax items for the twelve months ended December 31, 2020 represent adjustments to previously recorded restructuring-related charges, and activity related to the Tax Act recorded in earlier periods, including foreign exchange impact.

FORTUNE BRANDS HOME & SECURITY, INC.
BEFORE CHARGES/GAINS OPERATING MARGIN TO OPERATING MARGIN
(Unaudited)

	Three Months Ended December 31,
	2021	2020	Change

PLUMBING
Before charges/gains operating margin	20.8%	21.8%	(100) bps
Restructuring & other charges	-	(0.3%)
Operating margin	20.8%	21.5%	(70) bps

OUTDOORS & SECURITY
Before charges/gains operating margin	15.9%	15.8%	10 bps
Restructuring & other charges	(0.3%)	-
Operating margin	15.6%	15.8%	(20) bps

CABINETS
Before charges/gains operating margin	8.9%	11.6%	(270) bps
Restructuring & other charges	(0.2%)	(0.5%)
Operating margin	8.7%	11.1%	(240) bps

TOTAL COMPANY
Before charges/gains operating margin	13.4%	14.8%	(140) bps
Restructuring & other charges	(0.1%)	(0.7%)
Operating margin	13.3%	14.1%	(80) bps

	Twelve Months Ended December 31,
	2021	2020	Change
TOTAL COMPANY
Before charges/gains operating margin	14.6%	14.1%	50 bps
Restructuring & other charges	(0.4%)	(0.5%)
Asset impairment charges	-	(0.4%)
Operating margin	14.2%	13.2%	100 bps

Operating margin is calculated as operating income derived in accordance with GAAP divided by GAAP net sales. Before charges/gains operating margin is operating income derived in accordance with GAAP, excluding restructuring and other charges and asset impairment charges, divided by GAAP net sales. Before charges/gains operating margin is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF PERCENTAGE CHANGE IN OUTDOORS & SECURITY NET SALES EXCLUDING ACQUISITIONS NET SALES TO PERCENTAGE CHANGE IN OUTDOORS & SECURITY NET SALES (GAAP)
(Unaudited)

Three Months Ended December 31, 2021
% Change
OUTDOORS & SECURITY
Percentage change in Outdoors & Security net sales excluding acquisitions (organic)	17%
Acquisitions net sales	23%
Percentage change in Outdoors & Security net sales (GAAP)	40%

Outdoors & Security net sales excluding acquisitions (organic) net sales is Outdoors & Security net sales derived in accordance with GAAP excluding LARSON net sales. Management uses this measure to evaluate the overall performance of the Outdoors & Security segment and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF PERCENTAGE CHANGE IN PLUMBING NET SALES EXCLUDING FX IMPACT TO PERCENTAGE CHANGE IN PLUMBING NET SALES (GAAP)
(Unaudited)

Three Months Ended December 31, 2021
% Change
PLUMBING

Percentage change in Plumbing net sales excluding FX impact	9%
FX impact	1%
Percentage change in Plumbing net sales (GAAP)	10%

Plumbing net sales excluding FX impact is Plumbing net sales derived in accordance with GAAP excluding the FX impact on net sales. Management uses this measure to evaluate the overall performance of the Plumbing segment and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF FULL YEAR 2022 GUIDANCE DILUTED EPS BEFORE CHARGES/GAINS TO GAAP DILUTED EPS
(Unaudited)

	Twelve Months Ending
	December 31, 2022	December 31, 2021	% Change

Diluted EPS before charges/gains - full year range	$6.35 - 6.55	$5.73	11 - 14

Diluted EPS before charges/gains (b)	$6.45	$5.73	13

Restructuring and other charges	-	(0.17)
Loss on equity investments (e)	-	(0.02)
Defined benefit plan actuarial losses	-	-
Tax items	-	-

Diluted EPS - (GAAP)	$6.45	$5.54	16

Diluted EPS - (GAAP) - full year range	$6.35 - 6.55	$5.54	15 - 18

For the twelve months ended December 31, 2021, diluted EPS before charges/gains is net income less noncontrolling interests calculated on a diluted per-share basis excluding $28.1 million ($22.9 million after tax or $0.17 per diluted share) of restructuring and other charges, including $2.2 million of mark-to-market expense classified in the other expense, net associated with the acquisition of the remaining outstanding shares of Flo, which occurred in January 2022, loss on equity investments of $4.5 million ($3.4 million net of tax or $0.02 per diluted share), the impact from actuarial losses associated with our defined benefit plans of $1.0 million ($0.7 million net of tax) and a net tax expense of $0.2 million.

(b) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

Definitions of Terms: Non-GAAP Measures

(a) Operating income (loss) before charges/gains is operating income derived in accordance with GAAP, excluding restructuring and other charges and asset impairment charges. Operating income (loss) before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by the Company and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Diluted EPS before charges/gains is net income less noncontrolling interests calculated on a diluted per-share basis, excluding restructuring and other charges, asset impairment charges, gain (loss) on equity investments, mark-to-market expense for equity investments, defined benefit plan actuarial gains (losses) and tax items. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(c) EBITDA before charges/gains is net income derived in accordance with GAAP, excluding depreciation, amortization of intangible assets, restructuring and other charges, interest expense, asset impairment charges, equity in losses of affiliate, gain (loss) on equity investments, defined benefit plan actuarial losses and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by the Company. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

(d) Asset impairment charges for the twelve months ended December 31, 2020 represent impairment charges of $22.5 million related to indefinite-lived tradenames within our Plumbing and Cabinets segments.

(e) Gain (loss) on equity investments is related to our investment in Flo Technologies.

Definitions of Terms: GAAP Measures

In December 2020, the Company acquired LARSON Manufacturing ("LARSON"), the North American market leading brand of storm, screen and security doors. LARSON also sells related outdoor living products including retractable screens and porch windows. The Company completed the acquisition for a total purchase price of approximately $717.5 million, net of cash acquired. The Company financed the transaction with borrowings under our existing credit facilities. The financial results of LARSON were included in the Company’s consolidated balance sheets as of December 31, 2020. LARSON's net sales, operating income and cash flows from the date of acquisition to December 31, 2020 were not material to the Company. The results of operations are included in the Outdoors & Security segment.

Contacts

INVESTOR CONTACT:
Matthew Skelly
847-484-4573
Investor.Questions@FBHS.com

MEDIA CONTACT:
Darwin Minnis
847-484-4204
Media.Relations@FBHS.com